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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in Amendment No. 3 to the Registration Statement of The Rouse Company on Form S-4 of our report on the consolidated financial statements for The Hughes Corporation and Subsidiaries dated February 23, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings, "Summary Historical Consolidated Financial Data of THC", "Selected Historical Consolidated Financial Data of THC", and "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche llp

Las Vegas, Nevada

May 14, 1996